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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

To
Gilat Satellite Networks Ltd.

        We consent to the incorporation by reference to the Registration Statement on Form F-3 filed herein for the registration of up to 8,050,000 ordinary shares, par value 0.20 NIS of our report dated January 19, 2006, with respect to the financial statements of StarBand Communications Inc., included in the Annual Report on Form 20-F for the year ended December 31, 2005 of Gilat Satellite Networks Ltd. filed with the Securities and Exchange Commission.

/s/ MAYER HOFFMAN MCCANN P.C.
MAYER HOFFMAN MCCANN P.C.
Bethesda, Maryland

November 20, 2006

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INDEPENDENT AUDITORS' CONSENT